Exhibit 99.2
Facts About Conversion
The Board of Directors of Athens Federal Community Bank unanimously adopted a Plan of Conversion (the “Plan”) pursuant to which Athens Federal Community Bank will convert from the mutual to the stock form of ownership.
This brochure answers some of the most frequently asked questions about the conversion and about your opportunity to invest in the common stock of Athens Bancshares Corporation, the newly formed corporation that will become the holding company for Athens Federal Community Bank following the conversion.
Investment in the common stock of Athens Bancshares Corporation involves certain risks. For a discussion of these risks and other factors, including a complete description of the offering, investors are urged to read the accompanying prospectus, especially the discussion under the heading “Risk Factors.”
Why is Athens Federal Community Bank converting to the stock form of ownership?
A conversion to the stock form of organization will enable Athens Federal Community Bank to access additional capital through the sale of common stock by Athens Bancshares Corporation This additional capital will support future lending and operational growth, enhance profitability and earnings through reinvesting the proceeds, support future expansion of operations through the establishment or acquisition of banking offices or other financial service companies and implement equity compensation plans to retain and attract qualified directors and employees. In connection with the conversion, Athens Federal Community Bank also intends to establish a charitable foundation to which Athens Bancshares Corporation will contribute 100,000 shares of its common stock and $100,000 in cash.
What effect will the conversion have on existing deposit and loan accounts and customer relationships?
The conversion will have no effect on existing deposit or loan accounts and customer relationships. Deposits will continue to be federally insured by the Federal Deposit Insurance Corporation up to the maximum legal limit. Interest rates and existing terms and conditions on deposit accounts will remain the same upon completion of the conversion. Contractual obligations of borrowers of Athens Federal Community Bank will not change and there will be no change in the amount, interest rate, maturity, security or any other condition relating to the respective loans of customers.
What is a Charitable Foundation and Why is Athens Federal Community Bank Proposing to Establish One in its Conversion?
The Plan provides for the establishment and funding of a charitable foundation in connection with the conversion. The foundation, to be known as the “Athens Federal Foundation,” is intended to be a tax-exempt private foundation. Athens Federal Community Bank intends to make an initial contribution of 100,000 shares of Athens Bancshares Corporation common stock and $100,000 in cash to the foundation. Athens Federal Community Bank anticipates the establishment of the foundation will enable it to increase its annual charitable giving to the communities it serves. This foundation will provide financial support that is consistent with Athens Federal Community Bank’s values, is a reflection of its heritage as a community-based enterprise and is a tangible expression of its commitment to the community.
Are Athens Federal Community Bank’s depositors required to purchase stock in the conversion?
No depositor or other person is required to purchase stock. However, depositors and other eligible persons will be provided the opportunity to purchase stock consistent with the established priority of subscription rights, should they so desire. The decision to purchase stock will be exclusively that of each person. Whether an individual decides to purchase stock or not will have no positive or negative impact on his or her standing as a customer of Athens Federal Community Bank. The conversion will allow depositors of Athens Federal Community Bank an opportunity to buy common stock and become shareholders of Athens Bancshares Corporation.
Who is eligible to purchase common shares in the subscription offering?
Certain past and present depositors and certain borrowers of Athens Federal Community Bank are eligible to purchase common stock in the subscription offering, as further discussed in the prospectus.
How many common shares are being offered and at what price?
Athens Bancshares Corporation is offering up to 2,085,000 shares of common stock, subject to adjustment as described in the prospectus, at a price of $10.00 per share, through the prospectus.
How many shares may I buy?
The minimum order is 25 shares. In the subscription offering, the maximum individual purchase or purchase through a single qualifying account is 30,000 shares. No person, together with associates of, and persons acting in concert with such person, may purchase more than 50,000 shares of common stock in the entire stock offering, as further discussed in the prospectus.
Will the common stock be insured?
No. Like any other common stock, Athens Bancshares Corporation’s common stock will not be insured.
How do I order the common stock?
You must complete the enclosed Stock Order and Certification Form. Instructions for completing your Stock Order and Certification Form are contained on the back of the Stock Order and Certification Form. Your order must be received by _________, Eastern Time, on _________, 2009.
How may I pay for my common stock?
First, you may pay for common stock by check or money order made payable to Athens Bancshares

Corporation. Interest will be paid by Athens Bancshares Corporation on these funds at Athens Federal Community Bank’s statement savings rate from the day the funds are received until the completion or termination of the conversion. Second, you may authorize us to withdraw funds from your deposit account or certificate of deposit at Athens Federal Community Bank for the amount of funds you specify for payment. You will not have access to these funds from the day we receive your order until completion or termination of the conversion. There is no penalty for early withdrawal from a certificate of deposit.
Can I purchase stock using funds in my Athens Federal Community Bank IRA?
Yes. To do so, however, you must first establish a self-directed IRA at an unaffiliated brokerage firm or trust department and transfer a portion or all of the funds in your IRA at Athens Federal Community Bank. Please contact your broker or self-directed IRA provider as soon as possible if you want to explore this option, as these transactions take time.
Will dividends be paid on the common stock?
Following the offering, Athens Bancshares Corporation’s board of directors intends to adopt a policy of paying regular cash dividends. However, the timing and amount of such dividends is currently undetermined, and the ability to pay dividends depends on a number of factors, including capital requirements, regulatory limitations and Athens Bancshares Corporation’s operating results and financial condition.
How will the common stock be traded?
Athens Bancshares Corporation’s stock is expected to trade on the Nasdaq Capital Market under the ticker symbol “AFCB”. However, no assurance can be given that an active and liquid market will develop.
Are executive officers and directors of Athens Federal Community Bank planning to purchase stock?
Yes! The executive officers and directors of Athens Federal Community Bank plan to purchase, in the aggregate, $2.9 million worth of stock or approximately 19.4% of the common stock offered at the minimum of the offering range.
Must I pay a commission?
No. You will not be charged a commission or fee on the purchase of common stock in the conversion.
Should I vote to approve the Plan of Conversion?
Your Board of Directors unanimously recommends a vote “FOR” the Plan of Conversion and “FOR” the establishment and funding of the charitable foundation. Your “FOR” vote is very important!
PLEASE VOTE, SIGN, DATE AND RETURN ALL PROXY CARDS!
Why did I get several proxy cards?
If you have more than one account, you could receive more than one proxy card, depending on the ownership structure of your accounts. Please vote all of the proxy cards you receive.
How many votes do I have?
Every depositor is entitled to cast one vote for each $100, or fraction thereof, on deposit as of the close of business on the voting record date, up to 1,000 votes. Each borrower as of May 1, 1999 is entitled to one vote if such borrowing is still in existence as of the close of business on the voting record date.
May I vote in person at the special meeting?
Yes, but we would still like you to sign, date and mail your proxy today. If you decide to revoke your proxy, you may do so at any time before such proxy is exercised by executing and delivering a later dated proxy or by giving notice of revocation in writing or by voting in person at the special meeting. Attendance at the special meeting will not, of itself, revoke a proxy.
For additional information please call our Stock Information Center Monday through Friday, from ___:00 a.m. to___:00 p.m. Eastern time, at (___) ___-___ or visit us Monday through Friday, from __:00 a.m. to __:00 p.m., at ____________, Athens, Tennessee.

QUESTIONS
AND
ANSWERS

[Athens Bancshares
Corporation Logo]
Proposed Holding Company for
Athens Federal Community Bank
The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.
This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

[Athens Federal Community Bank Logo]
                     __, 2009
Dear Friend:
We are pleased to announce that Athens Federal Community Bank is converting from the mutual to stock form of ownership, subject to approval by the members of Athens Federal Community Bank. Athens Federal Community Bank will be the wholly owned subsidiary of a newly formed stock holding company named Athens Bancshares Corporation. In connection with the conversion, Athens Bancshares Corporation is offering shares of its common stock in a subscription and community offering pursuant to a Plan of Conversion. As part of the conversion, we also intend to establish a charitable foundation to be known as the Athens Federal Foundation and to fund it with 100,000 shares of Athens Bancshares Corporation common stock and $100,000 in cash.
Because we believe you may be interested in learning more about the merits of Athens Bancshares Corporation common stock as an investment, we are sending you the following materials which describe the conversion and stock offering.
PROSPECTUS: This document provides detailed information about Athens Federal Community Bank’s operations and the proposed conversion and offering of Athens Bancshares Corporation common stock.
STOCK ORDER AND CERTIFICATION FORM: This form can be used to purchase stock by returning it with your payment in the enclosed business reply envelope. Your order must be received by                     , Eastern Time, on                      __, 2009.
As a friend of Athens Federal Community Bank, you will have the opportunity to buy common stock directly from Athens Bancshares Corporation in the offering without paying a commission or fee. If you have any questions regarding the conversion and stock offering, please visit our Stock Information Center located at                                         , Athens, Tennessee, or call us at                     . The Stock Information center is open [Days and Hours To Be Determined], except bank holidays.
We are pleased to offer you this opportunity to become a stockholder of Athens Bancshares Corporation
Sincerely,
Jeff Cunningham
President and Chief Executive Officer
Athens Federal Community Bank
The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.
This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

[Athens Federal Community Bank Logo]
____________ __, 2009
Dear Member:
We are pleased to announce that Athens Federal Community Bank is converting from the mutual to stock form of ownership, subject to approval by the members of Athens Federal Community Bank. Athens Federal Community Bank will be the wholly owned subsidiary of a newly formed stock holding company named Athens Bancshares Corporation. In connection with the conversion, Athens Bancshares Corporation is offering shares of its common stock in a subscription and community offering pursuant to a Plan of Conversion. As part of the conversion, we also intend to establish a charitable foundation to be known as the Athens Federal Foundation and to fund it with 100,000 shares of Athens Bancshares Corporation common stock and $100,000 in cash.
To complete the conversion and establish and fund the charitable foundation, we need your participation in an important vote. Enclosed are a proxy statement and a prospectus describing the Plan of Conversion and your voting and subscription rights. YOUR VOTE IS VERY IMPORTANT.
Also enclosed is your proxy card, which is the detachable section on top of the Stock Order and Certification Form bearing your name and address. Regardless of whether you wish to buy stock, this proxy card should be signed, dated, and returned to us prior to the special meeting of members on __________________ ___, 2009. Please take a moment now to sign and date the enclosed proxy card(s) and return them to us in the postage-paid envelope provided. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE CONVERSION AND AGAINST THE ESTABLISHMENT AND FUNDING OF THE CHARITABLE FOUNDATION.
The Board of Directors believes the Conversion will offer a number of advantages, such as an opportunity for depositors of Athens Federal Community Bank to become stockholders of Athens Bancshares Corporation. Please remember:
•	Your deposit accounts will continue to be insured up to the maximum legal limit by the Federal Deposit Insurance Corporation (“FDIC”).

•	There will be no change in the balance, interest rate or maturity of any deposit account or loan because of the conversion.

•	Members have a right, but not an obligation, to buy Athens Bancshares Corporation common stock and may do so without the payment of a commission or fee before it is offered to the general public.

•	Like all stock, shares of Athens Bancshares Corporation common stock issued in this offering will not be insured by the FDIC.
The enclosed prospectus contains a complete discussion of the conversion and stock offering. We urge you to read this document carefully. If you are interested in purchasing the common stock of Athens Bancshares Corporation, we must receive your Stock Order and Certification Form and payment prior to _________________, Eastern Time, on _________________ ___, 2009.
If you have any questions regarding the conversion and stock offering, please visit our Stock Information Center located at _____________________ Athens, Tennessee, or call us at ________________. The Stock Information center is open [Days and Hours To Be Determined], except bank holidays.
Sincerely,
Jeff Cunningham
President and Chief Executive Officer
Athens Federal Community Bank
The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.
This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

[Athens Federal Community Bank Logo]
                          , 2009
Dear Prospective Investor:
We are pleased to announce that Athens Federal Community Bank is converting from the mutual to stock form of ownership, subject to approval by the members of Athens Federal Community Bank. Athens Federal Community Bank will be the wholly owned subsidiary of a newly formed stock holding company named Athens Bancshares Corporation. In connection with the conversion, Athens Bancshares Corporation is offering shares of its common stock in a subscription and community offering pursuant to a Plan of Conversion. As part of the conversion, we also intend to establish a charitable foundation to be known as the Athens Federal Foundation and to fund it with 100,000 shares of Athens Bancshares Corporation common stock and $100,000 in cash.
We have enclosed the following materials that will help you learn more about the merits of Athens Bancshares Corporation common stock as an investment. Please read the enclosed materials carefully.
PROSPECTUS: This document provides detailed information about Athens Federal Community Bank’s operations and a complete discussion of the proposed conversion and stock offering of Athens Bancshares Corporation.
STOCK ORDER AND CERTIFICATION FORM: This form can be used to purchase stock by returning it with your payment in the enclosed business reply envelope. Your order must be received by                     , Eastern Time, on                        , 2009.
We invite you and other community members to become stockholders of Athens Bancshares Corporation. Through this offering you have the opportunity to buy stock directly from Athens Bancshares Corporation without paying a commission or a fee.
If you have any questions regarding the conversion and stock offering, please visit our Stock Information Center located at                     , Athens, Tennessee, or call us at                     . The Stock Information center is open [Days and Hours To Be Determined], except bank holidays.
Sincerely,
Jeff Cunningham
President and Chief Executive Officer
Athens Federal Community Bank
The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.
This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

                       , 2009
To Members and Friends
of Athens Federal Community Bank

Keefe, Bruyette & Woods, Inc., a member of the Financial Industry Regulatory Authority, Inc., is assisting Athens Bancshares Corporation, the proposed stock holding company for Athens Federal Community Bank, in offering shares of its common stock in a subscription and community offering pursuant to its Plan of Conversion. As part of the conversion, we also intend to establish a charitable foundation to be known as the Athens Federal Foundation and to fund it with 100,000 shares of Athens Bancshares Corporation common stock and $100,000 in cash.
At the request of Athens Bancshares Corporation, we are enclosing materials explaining this process and your options, including an opportunity to invest in the shares of Athens Bancshares Corporation common stock being offered to members of Athens Federal Community Bank and various other persons until                     , Eastern time, on                        , 2009. Please read the enclosed offering materials carefully, including the prospectus, for a complete discussion of the conversion and stock offering. Athens Bancshares Corporation has asked us to forward these documents to you in view of certain requirements of the securities laws in your state.
If you have any questions regarding the conversion and stock offering, please visit our Stock Information Center located at                                         , Athens, Tennessee, or call us at                     . The Stock Information center is open [Days and Hours To Be Determined], except bank holidays.
Very truly yours,
Keefe, Bruyette & Woods, Inc.
The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.
This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

What Investors Need to Know
     Key concepts for investors to bear in mind when considering whether to participate in a conversion offering, or a stock offering by a subsidiary of a mutual holding company, include the following:
•	Know the Rules. By law, accountholders cannot sell or transfer their priority subscription rights, or the stock itself, prior to the completion of a financial institution’s conversion. Moreover, accountholders cannot enter into agreements or arrangements to sell or transfer either their subscription rights or the underlying conversion stock.

•	“Neither a Borrower nor a Lender Be.” If someone offers to lend you money so that you can participate or participate more fully in a conversion, be extremely wary. Be even more wary if the source of the money is someone you do not know. The loan agreement may make you unable to certify truthfully that you are the true holder of the subscription rights and the true purchaser of the stock and that you have no agreements regarding the sale or transfer of the stock.

•	Watch Out for Opportunists. The opportunist may tell you that he or she is a lawyer or a consultant or a professional investor or some similarly impressive individual who has experience with similar mutual conversion transactions. The opportunist may go to extreme lengths to assure you that the arrangement you are entering into is legitimate. They might tell you that they have done scores of these transactions and that this is simply how they work. Or they might downplay the warnings or restrictions in the prospectus or order form, telling you that “everyone” enters into such agreements or that the deal they are offering is legitimate. They may also tell you that you have no risk in the transaction. The cold, hard truth is that these are lies, and if you participate, you are breaking the law.

•	Get the Facts from the Source. If you have any questions about the securities offering, ask the savings bank or savings association for more information. If you have any doubts about a transaction proposed to you by someone else, ask the financial institution whether the proposed arrangement is proper. You may be able to find helpful resources on the institution’s website or by visiting a branch office.
The bottom line for investors is always to remember that if an opportunity sounds too good to be true, it probably is too good to be true.

Read This First
Office of Thrift Supervision Guidance for Accountholders
     Your financial institution is in the process of selling stock to the public, in either a mutual-to-stock conversion or a stock issuance by a subsidiary of a mutual holding company. As an accountholder at this institution, you have certain priority subscription rights to purchase stock in the offering. These priority subscription rights are non-transferable. If you subscribe for stock, you will be asked to sign a statement that the purchase is for your own account, and that you have no agreement or understanding regarding the subsequent sale or transfer of any shares you receive.
     On occasion, unscrupulous people attempt to persuade accountholders to transfer subscription rights, or to purchase shares in the offering based on the understanding that the shares will subsequently be transferred to others. Such arrangements violate federal regulations. If you participate in these schemes, you are breaking the law and may be subject to prosecution. If someone attempts to persuade you to participate in such a scheme, please contact the Office of Thrift Supervision (OTS) Consumer Response Center at (800) 842-6929. The OTS is very interested in ensuring that the prohibitions on transfer of subscription rights are not violated.
     How will you know if you are being approached illegally? Typically, a fraudulent opportunist will approach you and offer to “loan” you money to purchase a significant amount of stock in the offering. In exchange for that “loan” you most likely will be asked either to transfer control of any stock purchased with that money to an account the other person controls, or sell the stock and give the majority of the profits to the other person. You may be told, untruthfully, that there is no risk to you, that the practice is common, and even if you are caught, that your legal expenses will be covered.
     On the back of this page is a list of some key concepts that you should keep in mind when considering whether to participate in a mutual-to-stock conversion or stock issuance by a mutual holding company subsidiary. If you have questions, please contact the stock information center listed elsewhere in the literature you are receiving. Alternatively, you can contact us at: ombudsman@ots.treas.gov.

[Athens Federal Community Bank Logo]
PROXY GRAM
PLEASE VOTE TODAY
We recently sent you a proxy statement and related materials regarding a proposal to convert Athens Federal Community Bank from the mutual to stock form of ownership, and to establish and fund a charitable foundation in connection with the conversion.
Your vote on the Plan of Conversion and on the charitable foundation has not yet been received.
Voting for the conversion and for the charitable foundation does not obligate you to purchase stock and will not affect your accounts or FDIC Insurance.
Not Returning Your Proxy Cards has the Same Effect as Voting
“Against” the Conversion and “Against” the charitable foundation.
Your Board of Directors Unanimously Recommends a Vote “FOR”
the Conversion and “FOR” the charitable foundation.
Your Vote Is Important To Us!
Please sign the enclosed proxy card and return it in the postage-paid envelope provided TODAY! If you received more than one proxy card, please be sure to sign and return all cards you received.
Thank you,
Jeff Cunningham
President and Chief Executive Officer
Athens Federal Community Bank
If you have already mailed your proxy card(s), please accept our thanks and disregard this notice.
For further information, call                     .

[Athens Federal Community Bank Logo]
PROXY GRAM II
PLEASE VOTE TODAY
We recently sent you a proxy statement and related materials regarding a proposal to convert Athens Federal Community Bank from the mutual to stock form of ownership and to establish and fund a charitable foundation.
Your vote on the Plan of Conversion and on the charitable foundation has not yet been received.
Voting for the conversion and for the charitable foundation does not obligate you to purchase stock and will not affect your accounts or FDIC Insurance.
Not Returning Your Proxy Cards has the Same Effect as Voting
“Against” the Conversion and “Against” the charitable foundation.
Your Board of Directors Unanimously Recommends a Vote “FOR”
the Conversion and “FOR” the charitable foundation.
Our Reasons for the Corporate Change
As a Mutual Institution:
-There is no authority to issue capital stock and thus no access to this market source of equity capital.
-Earnings from year to year are the only source of generating capital.
As a stock corporation, we will be able to:
-Structure our business in a form that will enable us to access capital markets.
-Support future lending and operational growth.
-Better attract and retain qualified directors and management through stock-based compensation plans.
-Support future branching activities and/or the acquisition of other financial institutions or financial services companies.
Your Vote Is Important To Us!
Please sign the enclosed proxy card and return it in the postage-paid envelope provided TODAY! If you received more than one proxy card, please be sure to sign and return all cards you received.
Thank you,
Jeff Cunningham
President and Chief Executive
Officer Athens Federal Community Bank
If you have already mailed your proxy card(s), please accept our thanks and disregard this notice.
For further information, call                     .

[Athens Federal Community Bank Logo]
Proxy Gram III
Month, Date Year
Dear Valued Athens Federal Community Bank Member:
We recently forwarded you a proxy statement and related materials regarding a proposal to convert Athens Federal Community Bank from the mutual to stock form of ownership. This conversion will allow us to operate in essentially the same manner as we currently operate, but will provide us with the flexibility to increase our capital, continue to support future lending and operational growth, and support future branching activities and/or the acquisition of financial services companies. As part of the conversion, we also intend to establish a charitable foundation and fund it with 100,000 shares of Athens Bancshares Corporation common stock and $100,000 in cash.
As of the date of this letter, your vote on our Plan of Conversion and on the charitable foundation has not yet been received. Your Board of Directors unanimously recommends a vote “FOR” the Plan of Conversion and “FOR the charitable foundation.
If you have already mailed your proxy, please accept our thanks and disregard this request. If you have not yet voted your proxy card, we would sincerely appreciate you signing the enclosed proxy card and returning it promptly in the enclosed postage-paid envelope. Our meeting on                     , 2009 is fast approaching and we’d like to receive your vote as soon as possible.
Voting FOR the conversion and FOR the charitable foundation does not affect the terms or insurance on your accounts. For further information please call our Stock Information Center at                     .
Best regards and thank you,
Jeff Cunningham
President and Chief Executive Officer
Athens Federal Community Bank

[INSERT LOGO]
YOU ARE CORDIALLY INVITED
to a Community Investors Meeting
to learn more about the Conversion of
Athens Federal Community Bank
and the stock offering of
Athens Bancshares Corporation
Senior executives of Athens Federal Community Bank and representatives of its financial advisor will present information and answer your questions about the Plan of Conversion from a mutual savings bank to stock savings bank, the Prospectus, as well as the business and operations of Athens Federal Community Bank.

[Meeting Date]
[Meeting address]
[Time]

Stock Information Center
[SIC address]
Monday, ___:00 a.m. to ___:00 p.m.
Tuesday — Thursday, ___:00 a.m. to ___:00 p.m.
Friday, ___:00 a.m. to ___:00 p.m.,
Eastern time
(XXX) XXX-XXXX
The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.
This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the Prospectus.

Community Investors Meeting [meeting date] Athens Bancshares Corporation The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the Prospectus.

FORWARD-LOOKING STATEMENTS The Prospectus may contain forward-looking statements regarding the financial condition, results of operations, earnings outlook, and business prospects of Athens Bancshares Corporation. You can find many of these statements by looking for words such as "expects," "projects," "anticipates," "believes," "intends," "estimates," "strategy," "plan," "potential," "possible" and other similar expressions. Forward-looking statements include: statements of our goals, intentions, and expectations; statements regarding our business plans, prospectus, growth and operating strategies; statements regarding the quality of our loan and investment portfolios; and estimates of our risks and future costs and benefits. The forward-looking statements involve significant risks and uncertainties. Actual results may differ materially from those expressed in, or implied by, the forward-looking statements due to, among others, the factors discussed under "Risk Factors" in the Prospectus which are as follows: Our concentration in non-owner occupied real estate loans may expose us to increased credit risk; Our recent emphasis on commercial real estate lending and commercial business lending may expose us to increased lending risks; Our unseasoned commercial real estate loan and commercial business loan portfolios may expose us to increased lending risks; Our construction loan and land and land development loan portfolios may expose us to increased credit risk; Changing interest rates may hurt our earnings and asset value; A downturn in the local economy or a decline in real estate values could hurt our profits; Strong competition within our primary market area could hurt our profits and slow growth; We operate in a highly regulated environment and we may be adversely affected by changes in laws and regulations; Our stock price may decline when trading commences; There may be a limited market for our common stock, which may adversely affect our stock price; Additional expenses following the offering from operating as a public company and from new equity benefit plans will adversely affect our profitability; Our low return on equity may negatively impact the value of our common stock; We have broad discretion in allocating the proceeds of the offering. Our failure to effectively utilize such proceeds would reduce our profitability; Issuance of shares for benefit programs may dilute your ownership interest; The articles of incorporation and bylaws of Athens Bancshares Corporation and certain regulations may prevent or make more difficult certain transactions, including a sale or merger of Athens Bancshares Corporation; The contribution to the Charitable Foundation will decrease the ownership interest and voting interest in the shares sold to the public by up to _._% after the contribution; Our contribution to the Charitable Foundation may not be tax deductible, which could hurt our profits; Establishment of the Charitable Foundation will hurt our profits for fiscal year 2009. Any of the forward-looking statements that we make in the Prospectus and in other public statements we make may later prove incorrect because of inaccurate assumptions, the factors illustrated above or other factors that we cannot foresee. Because of these and other uncertainties, no forward-looking statements can be guaranteed, and you should not rely on such statements. Except to the extent required by applicable law or regulation, Athens Bancshares Corporation, undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events. [insert logo]

[insert logo]

BRANCH LOCATIONS

[insert branch map image from prospectus]

B R A N C H L O C A T I O N S [insert logo] [insert branch map image from prospectus]

Jeffery L. Cunningham President & Chief Executive Officer Michael R. Hutsell Vice President, Chief Financial Officer & Chief Operating Officer Jay Leggett, Jr. City President - Cleveland Ross A Millsaps Vice President and Chief Credit Officer SENIOR MANAGEMENT TEAM [insert logo]

[insert logo]

TOTAL ASSETS

$190,505
$212,383
$230,505
$251,000
$243,011
$300,000
$250,000
$200,000
$150,000
$100,000
$50,000
$0
(000s)
12/31/2005
12/31/2006
12/31/2007
12/31/2008
6/30/2009

[insert logo] TOTAL ASSETS $ $300,000 $230,505 $251,000 $243,011 $200,000 250,000 $190,505 $212,383 ( $100 000 $150,000 000s) $50,000 100,000 $0 12/31/2005 12/31/2006 12/31/2007 12/31/2008 6/30/2009

[insert logo]

ASSET MIX

Loans, Net
79.1%
Securities
10.5%
Cash & cash
equivalents
4.0%
Other Assets
6.4%

At June 30, 2009

[insert logo] ASSET MIX Loans Loans, Net 79.1% Cash & cash equivalents Securities 10.5% Other Assets 6 4% 4.0% 6.4% At June 30, 2009

[insert logo]

LOANS, NET

$138,570
$157,013
$178,603
$196,520
$192,217
$250,000
$200,000
$150,000
$100,000
$50,000
$0
(000s)
12/31/2005
12/31/2006
12/31/2007
12/31/2008
6/30/2009

[insert logo] LOANS, NET $250,000 $196,520 $192,217 $150 000 $200,000 $138,570 $157,013 $178,603 ( $100,000 150,000 000s) $50,000 $0 12/31/2005 12/31/2006 12/31/2007 12/31/2008 6/30/2009

[insert logo]

LOAN PORTFOLIO MIX

Residential
39.5%
Non-residential
18.5%
Non-residential
construction
0.0%
Multi-family
7.5%
Residential
construction
4.1%
Multi-family
construction
2.2%
Land
8.7%
Commercial
business
6.2%
Consumer
13.2%

At March 31, 2009

[insert logo] LOAN PORTFOLIO MIX Residential 39.5% Non-residential 18.5% Non-residential construction 0.0% Multi-family 7.5% R id Residential construction Multi-family 4.1% construction 2.2% Land 8.7% Commercial business 6 2% Consumer 13.2% 6.2% At March 31, 2009

[insert logo]

NON PERFORMING ASSETS TO TOTAL ASSETS

3.00%
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
0.45%
0.11%
0.17%
1.76%
0.44%
12/31/2005
12/31/2006
12/31/2007
12/31/2008
6/30/2009

[insert logo] NON PERFORMING ASSETS TO TOTAL ASSETS 3 00% 2.50% 3.00% 2.00% 1.76% 1.00% 1.50% 0.50% 0.45% 0.11% 0.17% 0.44% 0.00% 12/31/2005 12/31/2006 12/31/2007 12/31/2008 6/30/2009

[insert logo]

TOTAL DEPOSITS

$153,190
$171,214
$197,344
$206,493
$202,920
$250,000
$200,000
$150,000
$100,000
$50,000
$0
(000s)
12/31/2005
12/31/2006
12/31/2007
12/31/2008
6/30/2009

[insert logo] TOTAL DEPOSITS $250,000 $197,344 $206,493 $202,920 $150 000 $200,000 $153,190 $171,214 ( $100,000 150,000 000s) $50,000 $0 12/31/2005 12/31/2006 12/31/2007 12/31/2008 6/30/2009

[insert logo]

EQUITY CAPITAL

$20,800
$21,879
$23,271
$24,212
$25,331
$30,000
$28,000
$26,000
$24,000
$22,000
$20,000
$18,000
$16,000
$14,000
$12,000
$10,000
(000s)
12/31/2005
12/31/2006
12/31/2007
12/31/2008
6/30/2009

[insert logo] EQUITY CAPITAL $28,000 $30,000 $25,331 $22,000 $24,000 $26,000 $20,800 $21,879 $23,271 $24,212 ( $18,000 $20,000 000s) $12 000 $14,000 $16,000 $10,000 12,000 12/31/2005 12/31/2006 12/31/2007 12/31/2008 6/30/2009

[insert logo]

REGULATORY CAPITAL

20%
18%
16%
14%
12%
10%
8%
6%
4%
2%
0%
10.2%
4.0%
6.2%
15.0%
8.0%
7.0%
Core Capital
Total Risk-Based Capital
Actual
Requirement
Excess

As of June 30, 2009

[insert logo] REGULATORY CAPITAL 20% 16% 18% 15.0% 10% 12% 14% 10.2% 8.0% 6% 8% 4.0% 6.2% 7.0% 0% 2% 4% As of June 30, 2009 Core Capital Total Risk-Based Capital Actual Requirement Excess

[insert logo]

NET INTEREST MARGIN

5.84%
4.07%
4.05%
3.74%
3.92%
7.00%
6.00%
5.00%
4.00%
3.00%
2.00%
1.00%
0.00%
12/31/2005
12/31/2006
12/31/2007
12/31/2008
6/30/2009

[insert logo] NET INTEREST MARGIN 6.00% 7.00% 5.84% 4 00% 5.00% 4.07% 4.05% 3.74% 3.92% 3.00% 4.00% 1.00% 2.00% 0.00% 12/31/2005 12/31/2006 12/31/2007 12/31/2008 6/30/2009

[insert logo]

NET INCOME

$1,200
$884
$1,120
$1,109
$1,083
$1,375
$1,250
$1,125
$1,000
$875
$750
$625
$500
$375
$250
$125
$0
(000s)
12/31/2005
12/31/2006
12/31/2007
12/31/2008
6/30/2009
Twelve Months Ended
Six Months Ended

[insert logo] NET INCOME $1 375 $1,125 $1,250 $1,200 1,375 $884 $1,120 $1,109 $1,083 $750 $875 $1,000 (000s) $375 $500 $625 $0 $125 $250 12/31/2005 12/31/2006 12/31/2007 12/31/2008 6/30/2009 Twelve Months Ended Six Months Ended

[insert logo]

RETURN ON AVERAGE ASSETS

1.00%
0.90%
0.80%
0.70%
0.60%
0.50%
0.40%
0.30%
0.20%
0.10%
0.00%
0.65%
0.44%
0.50%
0.45%
0.87%
12/31/2005
12/31/2006
12/31/2007
12/31/2008
6/30/2009
Twelve Months Ended
Six Months Ended

[insert logo] RETURN ON AVERAGE ASSETS 0.80% 0.90% 1.00% 0.87% 0.60% 0.70% 0.65% 0.44% 0.50% 0 45% 0.30% 0.40% 0.50% 0.45% % 0.10% 0.20% Twelve Months Ended Six Months Ended 0.00% 12/31/2005 12/31/2006 12/31/2007 12/31/2008 6/30/2009

[insert logo]

RETURN ON AVERAGE EQUITY

10.00%
9.00%
8.00%
7.00%
6.00%
5.00%
4.00%
3.00%
2.00%
1.00%
0.00%
5.84%
4.07%
5.02%
4.72%
8.68%
12/31/2005
12/31/2006
12/31/2007
12/31/2008
6/30/2009
Twelve Months Ended
Six Months Ended

[insert logo] RETURN ON AVERAGE EQUITY 8.00% 9.00% 10.00% 8.68% 6.00% 5.84% 7.00% 4 07% 5.02% 4.72% 3.00% 4.00% 4.07% 5.00% 0 00% 1.00% 2.00% Twelve Months Ended Six Months Ended 0.00% 12/31/2005 12/31/2006 12/31/2007 12/31/2008 6/30/2009

[insert logo] PRO FORMA DATA 15% Above Minimum Midpoint Maximum Maximum of Range of Range of Range of Range Shares Sold in Offering 1,515,000 1,800,000 2,085,000 2,412,750 Sale Price Per Share $ 10.00 $ 10.00 $ 10.00 $ 10.00 Gross Proceeds ($000) $ 15,150 $ 18,000 $ 20,850 $ 24,128 Pro Forma Stockholder's Equity ($000) $ 37,637 $ 40,145 $ 42,653 $ 45,538 Pro Forma Stockholder's Equity Per Share $ 23.30 $ 21.13 $ 19.52 $ 18.12 Price / Stockholder's Equity Per Share 42.9% 47.8% 51.2% 55.2% Pro Forma Net Income Per Share $ 0.67 $ 0.56 $ 0.48 $ 0.41 Price / Earnings Ratio 7.5x 8.9x 10.4x 12.2x

Eligible Account Holders Depositors who held at least $50 with us at close of business on March 31, 2008. 2. Employee Stock Ownership Plan (ESOP) Supplemental Eligible Account Holders Certain depositors who held at least $50 with us at close of business on September 30, 2009, who do not qualify under priority (1) above Other Members Depositors with us at close of business on [voting record date], to the extent not already included in a prior category Local Community Natural persons or trusts for the benefit of people who are residents of Blount, Bradley, Hamilton, Knox, Loudon, McMinn, Meigs, Monroe or Polk Counties in Tennessee will receive preference in a community offering 6. General Public P R E F E R E N C E C A T E G O R I E S

We thank you for your interest in Athens Bancshares Corporation [ INSERT LOGO ]

Athens Federal Community Bank End of Offering Website Message
Stock Issuance Information
The Athens Bancshares Corporation stock offering closed on                        , 2009. The results of the offering are as follows:
                                                                                     .
Interest and refund checks [if applicable] will be mailed to subscribers on                        , 2009 by regular mail to the name and address provided on the Stock Order Form submitted. No special mailing instructions will be accepted.
Allocations will be made available beginning at                on                        , 2009. [If applicable] You can view your allocation online by visiting https://allocations.kbw.com and typing in your order number and the last four digits of your social security number.
Notice to Subscribers not receiving all shares: Please be aware that while we believe this to be a final allocation, we reserve the right to amend this amount up to the time of trading and recommend you verify the number of shares you received on the face of the certificate you will receive prior to trading your shares. [if applicable]
The transfer agent for Athens Bancshares Corporation will be                                          and the phone number for its Investor Relations Department is (XXX) XXX-XXXX.
We anticipate trading to begin on                        , 2009 on the Nasdaq Capital Market under the symbol “AFCB.”
The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.
This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Athens Federal Community Bank Website Message:
Plan of Conversion
Information
Athens Federal Community Bank is pleased to announce that materials were mailed on                     , 2009 regarding its Plan of Conversion, including the stock offering by Athens Bancshares Corporation and establishment and funding of a charitable foundation in connection with the conversion. If you were a depositor as of March 31, 2008 or September 30, 2009, you should be receiving a packet of materials soon. We encourage you to read the information carefully.
If you were a Depositor of Athens Federal Community Bank as of the Voting Record Date,                             , 2009, a proxy card(s) is included. We encourage you to sign, date and return ALL proxy cards as promptly as possible... and THANK YOU!
Information, including a prospectus, regarding Athens Bancshares Corporation’s stock offering was also enclosed. The subscription offering has commenced and continues until                     , Eastern time, on                        , 2009, at which time your order must be received if you want to subscribe for stock.
Depending upon the outcome of the Subscription Offering expiring on                        , 2009 our best estimate at this time for trading of the Athens Bancshares Corporation’s stock on the NASDAQ Capital Market is late                     . As described in the prospectus, it could be later. The stock will trade under the ticker symbol “AFCB”. We will keep you as informed as possible on this site.
Our telephone number at the Stock Information Center is (XXX) XXX-XXXX.
The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.
This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.